Calculation of Filing Fee Tables
S-3
HORIZON BANCORP INC /IN/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	4	Equity	Warrants	457(r)				0.0001381
Fees to be Paid	5	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	6	Other	Rights	457(r)				0.0001381
Fees to be Paid	7	Other	Units	457(r)				0.0001381
Fees to be Paid	8	Other	Purchase Contracts	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) There are being registered hereunder such presently indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of depositary shares, and such indeterminate amount of warrants, debt securities, rights, units, and purchase contracts of Horizon Bancorp, Inc. which may be offered and sold from time to time at indeterminate prices. This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), any securities issuable upon a stock split, stock dividend, recapitalization, or similar transaction. (2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. (3) Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby, or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

[2]	(1) There are being registered hereunder such presently indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of depositary shares, and such indeterminate amount of warrants, debt securities, rights, units, and purchase contracts of Horizon Bancorp, Inc. which may be offered and sold from time to time at indeterminate prices. This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), any securities issuable upon a stock split, stock dividend, recapitalization, or similar transaction. (2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. (3) Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby, or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

[3]	(1) There are being registered hereunder such presently indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of depositary shares, and such indeterminate amount of warrants, debt securities, rights, units, and purchase contracts of Horizon Bancorp, Inc. which may be offered and sold from time to time at indeterminate prices. This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), any securities issuable upon a stock split, stock dividend, recapitalization, or similar transaction. (2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. (3) Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby, or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock. (4) Each depositary share will be evidenced by depositary receipts issued pursuant to a depositary agreement. If the registrant elects to offer to the public whole or fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing such interests and such shares will be issued to the depositary under the depositary agreement.

[4]	(1) There are being registered hereunder such presently indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of depositary shares, and such indeterminate amount of warrants, debt securities, rights, units, and purchase contracts of Horizon Bancorp, Inc. which may be offered and sold from time to time at indeterminate prices. This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), any securities issuable upon a stock split, stock dividend, recapitalization, or similar transaction. (2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. (3) Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby, or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock. (5) The registrant may issue warrants for the purchase of common stock, preferred stock, depositary shares, and/or debt securities in one or more series.

[5]	(1) There are being registered hereunder such presently indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of depositary shares, and such indeterminate amount of warrants, debt securities, rights, units, and purchase contracts of Horizon Bancorp, Inc. which may be offered and sold from time to time at indeterminate prices. This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), any securities issuable upon a stock split, stock dividend, recapitalization, or similar transaction. (2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. (3) Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby, or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock. (6) The debt securities being registered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any combination thereof.

[6]	(1) There are being registered hereunder such presently indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of depositary shares, and such indeterminate amount of warrants, debt securities, rights, units, and purchase contracts of Horizon Bancorp, Inc. which may be offered and sold from time to time at indeterminate prices. This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), any securities issuable upon a stock split, stock dividend, recapitalization, or similar transaction. (2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. (3) Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby, or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock. (7) The registrant may issue rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities, or other securities.

[7]	(1) There are being registered hereunder such presently indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of depositary shares, and such indeterminate amount of warrants, debt securities, rights, units, and purchase contracts of Horizon Bancorp, Inc. which may be offered and sold from time to time at indeterminate prices. This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), any securities issuable upon a stock split, stock dividend, recapitalization, or similar transaction. (2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. (3) Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby, or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock. (8) Each unit will be issued under a unit agreement and will represent an interest in one or more other securities, which may or may not be separable from one another.

[8]	(1) There are being registered hereunder such presently indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of depositary shares, and such indeterminate amount of warrants, debt securities, rights, units, and purchase contracts of Horizon Bancorp, Inc. which may be offered and sold from time to time at indeterminate prices. This Registration Statement also covers an indeterminate amount of securities, if applicable, as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder, including, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), any securities issuable upon a stock split, stock dividend, recapitalization, or similar transaction. (2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee. (3) Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby, or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock. (9) Purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, may be issued for the purchase or sale of the registrant's common stock, preferred stock, debt securities, or depositary shares.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A